Exhibit 10.2
Employee Cash Incentive Plans
Isabella Bank Corporation Isabella Bank Corporation and each of its subsidiaries, which include Isabella Bank, adopt this incentive plan, to be called the Isabella Bank Corporation Employee Cash Incentive Plans. The primary purpose of the plan is to promote the growth and profitability of the bank by attracting and retaining employees of outstanding competence which provides them with incentives to achieve corporate objectives.
General Eligibility Requirements for all Plans:

•	The plan is based on the calendar year.

•	Eligible employees include non-commission part-time and full-time employees. Commission based employees such as, but not limited to, Mortgage Loan Originators are not eligible for this incentive plan.

•	New employees hired prior to October 1st of the plan year will be eligible. Employees hired after October 1st will not be eligible until the next calendar year.

•	In order to receive the incentive payment an employee must be employed on December 31st of the incentive plan year.

•	Retirements that occur during the plan year are eligible.

•	No payouts will be made under this plan to an employee who has been terminated for misconduct, even if they were eligible according to dates of employment.

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The incentive payment is calculated using wages paid for hours worked, or in replacement of hours worked, during the plan year. These include regular time, overtime, holiday, bereavement, jury duty, sick or short term disability days, and wages for training employees. Other incentives, bonuses, commissions or payments made via payroll will be excluded from the incentive plan calculation.

•	In order to receive the payout the employee must have received a score of “Effective” or higher on their most recent evaluation.

Executive Employee Incentive Plan

•	Executive positions include the Bank Corporation President & Chief Executive Officer, Bank President, and Chief Financial Officer.

•	The incentive plan payout potential is 20% of an employee’s wage.

◦	35% of the 20% incentive potential is based on employee completion of the yearly goals set by their supervisor or the Board of Directors.

◦	65% of the 20% incentive potential is based on the corporate performance objectives set by the Board of Directors.

◦	Plan goals/rules are set annually and subject to change at the discretion of the Board of Directors.

The Company, acting through its authorized officer, has adopted this Plan effective as of January 1, 2019.

By:	/s/ David J. Maness

Name:	David J. Maness

Title:	Chairman, Isabella Bank Corporation Board of Directors

Date:	July 16, 2019